EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-253630 on Form S-3 ASR of our reports dated February 21, 2024, relating to the financial statements of Pacific Gas and Electric Company and the effectiveness of Pacific Gas and Electric Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Pacific Gas & Electric Company for the year ended December 31, 2023.
/s/ DELOITTE & TOUCHE LLP
San Francisco, California
February 21, 2024